Exhibit 4


                           EMMET, MARVIN & MARTIN, LLP

                               COUNSELLORS AT LAW


                                                         177 MADISON AVENUE
                              120 BROADWAY          MORRISTOWN, NEW JERSEY 07960
                                                           (973) 538-5600
WRITER'S DIRECT DIAL    NEW YORK, NEW YORK 10271         FAX: (973) 538-6448
                                 _____
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                                 _____          STAMFORD, CONNECTICUT 06902-4543
                                                           (203) 425-1400
                          FAX: (212) 238-3100            FAX: (203) 425-1410
                      http://www.emmetmarvin.com


                                                June 7, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares, Nominal Value 2 Euro per Share, of Sanofi-Synthelabo


Ladies and Gentlemen:

         We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") ordinary shares, nominal value 2 euro per share, of Sanofi-Synthelabo for which you propose to act as Depositary.

         We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

         This opinion may be used by you as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ EMMET, MARVIN & MARTIN, LLP
                                                -------------------------------

                                                EMMET, MARVIN & MARTIN, LLP